                                                                      Exhibit 22

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                              FIRST BANK SYSTEM, INC.
                       BANKING AND NON-BANKING SUBSIDIARIES



                            Bank and Trust Operations*
                            --------------------------


MINNESOTA
- ---------

              First Bank National Association
              First National Bank of East Grand Forks
              First Trust National Association

NORTH DAKOTA
- ------------

              First Bank of North Dakota, National Association
              First Trust Company of North Dakota, National Association

SOUTH DAKOTA
- ------------

              First Bank of South Dakota (National Association)

WASHINGTON
- ----------

              First Bank Washington *

WISCONSIN
- ---------

              First Bank (N.A.)

ARIZONA
- -------

              First Trust Company of Arizona  (Inactive)

MONTANA
- -------

              First Bank Montana, National Association
              First Trust Company of Montana, National Association

COLORADO
- --------

              Colorado National Bank
              Colorado National Bank Aspen


          * These entities are national banking associations with the exception of First Bank Washington, which is a state banking association.

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                             NON-BANKING SUBSIDIARIES
                             ------------------------
                                                                     State of
              Subsidiary                                             Incorporation
              ----------                                             -------------
              FBS Associated Properties, Inc.                        Minnesota

              FBS Capital Markets Limited - (Inactive)               Great Britain

              FBS Card Services, Inc.                                Minnesota

              FBS Cayman Ltd.                                        Cayman Islands

              FBS Community Development Corporation                  Minnesota

              FBS Credit Services, Inc.                              Minnesota

              FBS Information Services Corporation                   Minnesota

              FBS Portfolio, Inc.                                    Minnesota

              FBS Venture Capital Corporation                        Minnesota

              FBS Washington Bancorporation                          Minnesota

              First Bank System Foundation                           Minnesota

              First Building Corporation                             Minnesota

              First Group Royalties, Inc.                            Minnesota

              First System Agencies, Inc.                            Delaware

              First System Agencies of Montana, Inc.                 Montana

              First System Services, Inc.                            Minnesota

              Marquette Information Services, Inc.                   Minnesota

              Marquette Insurance Agency, Inc.                       Minnesota

              Colorado National Bankshares, Inc.                     Colorado

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